UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                                  Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional materials

☐	Soliciting Material Pursuant to § 240.14a-12

SUPERCONDUCTOR TECHNOLOGIES INC.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

15511 W State Hwy 71

Suite 110-105

Austin, Texas 78738

(512) 650-7775

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 2, 2020

The definitive Proxy statement filed by Superconductor Technologies Inc. (the “Company”) with the Securities and Exchange Commission on August 10, 2020 is hereby supplemented by the following information:

The Company has retained Georgeson LLC as its proxy solicitor in connection with the solicitation of proxies for all the proposals to be considered at the annual meeting of stockholders to be held on September 2, 2020. We will pay Georgeson $8,500 plus expenses for these services. We will also indemnify Georgeson against losses arising out of its provision of these services on our behalf.

If you have any questions concerning the proposals or the Proxy Statement, would like additional copies of the Proxy Statement or need help voting your shares, please contact Georgeson at:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

www.georgeson.com

Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT